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                                                                   EXHIBIT 10.15


                                MATRIXONE, INC.

                             EMPLOYMENT AGREEMENT


     This Agreement is executed as of this 14th day of April, 1998, by and between James F. Morgan (the "Executive") and MatrixOne, Inc., a Delaware corporation with a principal place of business at Two Executive Drive, Chelmsford, MA 01824 (the "Company").

     WHEREAS, the Company acknowledges the value and importance of past contributions and future service on the part of the Executive, and believes it to be to in the best interests of the Company and its stockholders to enter into this Agreement and to provide for Executive's continued service to the Company as hereinafter provided;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1.   Position and Responsibilities.  From the date first set forth above
          -----------------------------
through January 2, 2000 (the "Employment Term"), the Executive agrees to continue to serve the Company as set forth herein:

          (A)  Initial Employment Period. From the date first set forth above
               -------------------------
     through June 30, 1998 (the "Initial Employment Period"), the Executive agrees to serve and the Company agrees to retain the Executive as Corporate Adviser of the Company. During the Initial Employment Period, the Executive shall report directly to the Chief Executive Officer ("CEO"), and agrees to devote one hundred percent (100%) of his business time, attention and services to the Company's business.

          (B)  Part-Time Employment Period. From July 1, 1998 through January 2,
               ---------------------------
     2000 (the "Part-Time Employment Period"), the Executive agrees to serve, and the Company agrees to retain the Executive, as Corporate Adviser of the
                                                        -----------------
     Company. During the Part-Time Employment Period, the Executive shall perform such duties and undertake such projects as the CEO of the Company may instruct and agrees to devote such amount of his professional time, attention and services to the Company's business as the CEO may reasonably request. It is expressly understood and agreed to that, because of the distance between the Executive's home and the office headquarters of the Company, during the Part-Time Employment Period the Executive shall perform substantially all of his employment responsibilities off-site from the Company's principal offices, and he may do so during the Initial Employment Period to the extent authorized by the CEO. In addition, business activities that the Executive wishes to engage in on his own time can be undertaken at Executive's discretion during the Part-Time Employment Period, subject to the restrictions
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     of the Employee Secrecy, Non-Competition and Invention Agreement executed by the Executive as of October 2, 1996 (the "Employee Secrecy Agreement").

     2.   Compensation: Salary, Bonuses and Other Benefits.  During the term of
          ------------------------------------------------
this Agreement, the Company shall pay the Executive the following compensation, including the following salary, bonus and other fringe benefits:

          (A)  Salary. In consideration of the services to be rendered
               ------
     hereunder, the Company will pay to the Executive a monthly salary of $13,750 during the Initial Employment Period and a monthly salary of $6,000 during the Part-Time Employment Period. The Executive's salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes, and may be increased from time to time in conformity with the Company's customary practices for employee compensation as such practices shall be established from time to time.

          (B)  Sale of the Adra Systems, Inc. Subsidiary Bonus. The Company
               -----------------------------------------------
     shall pay the Executive a bonus equal to one percent (1%) of the Net Cash Proceeds (as such term is defined in Article Fourth, Paragraph E, Section 11 of the Company's charter) from a sale of the Adra Systems, Inc. subsidiary if such sale is closed on or before December 31, 1998. If such sale is closed after December 31, 1998 but before July 1, 1999, the Company shall pay the Executive a bonus equal to one-half of one percent (.5%) of the Net Cash Proceeds from such sale. All such bonus payments shall be subject to all applicable federal, state and local withholding, payroll and other taxes as required by law, and shall be paid by the Company within thirty (30) days following the closing date of such sale.

          (C)  Fringe Benefits. The Executive will be entitled to be reimbursed
               ---------------
     for all of his reasonable business-related travel expenses. The Executive will also be entitled to participate on the same basis with all other management employees in the Company's standard benefits package generally available for all other officers and employees of the Company, with respect to group health, disability and life insurance programs. The Executive acknowledges, however, that the benefits (including without limitation health care, life insurance, Section 401(k) Plan, and all other benefits of any kind) available to him during the Part-Time Employment Period may differ from those available during the Initial Employment Period by virtue of his part-time employment status.

     3.   Stock Options. The Executive, together with the Company, is a party to
          -------------
a certain Incentive Stock Option Agreement, dated September 30, 1996 (the "Incentive Stock Option Agreement") for the grant of an option to purchase 250,000 shares (the "Options") of Common Stock of the Company at the price of $2.00 per share under the 1996 Stock Plan of the Company. Individual members of the Board of Directors of the Company have expressed their willingness to consider, at the conclusion of the Employment Period, certain modifications to the Options as follows:
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     (A)  upon the conclusion of the Employment Period, all Options not yet exercisable would immediately become exercisable; and

     (B) sixty (60) days following the last day of the Employment Period, any Options that had not yet been exercised by the Executive would be converted from incentive stock options to non-qualified stock options, exercisable until September 30, 2006.

     Any such arrangements or future modifications would be subject to taxation, accounting, legal and other equitable concerns. In particular, if at the time of such amendment the change(s) effected by such action would constitute a re-grant of the Options for financial reporting purposes, the exercise price of such Options would be set at the fair market value at the time of grant, such that the Company would not incur a compensation-related charge to its income statement. In addition, the foregoing is a statement of intent only, and does not reflect any type of commitment on the part of the Company, the individual directors of the Company, or the Board of Directors. The foregoing expression of intent shall under no circumstances be deemed to be an amendment or modification of the Options or of the terms and conditions of the Incentive Stock Option Agreement as of this time.

     4.   Term. The term of this Agreement shall commence on the date first
          ----
above written and shall terminate on the earliest to occur of (i) January 2, 2000, (ii) the death or physical incapacity of the Executive, (iii) the occurrence of any of the circumstances described in Section 5 hereof, or (iv) a Change of Control, as defined herein, of the Company. For the purposes of this Agreement, the Executive shall be deemed to have suffered physical incapacity if the Executive is unable to perform his duties hereunder for any 90 work days out of any 365-day period. For purposes of this section, physical incapacity shall be defined as such term is defined under the Company's standard disability insurance policy in effect from time to time for management employees of the Company.

     For purposes of this Agreement, a Change of Control shall be deemed to have taken place if: (A) a change occurs in 50% of the presently existing members of the Board (the "Incumbent Board"), except as approved by the Incumbent Board;
(B) any reorganization, merger or sale of all or substantially all of the assets (other than a sale of the Adra Systems, Inc. subsidiary) of the Corporation unless the Corporation's stockholders control (directly or indirectly) 60% or more of the resulting entity and at least 50% of the resulting Board of Directors is comprised of members of the Incumbent Board; or (C) a complete liquidation or dissolution approved by the stockholders of the Corporation.

     5.   Termination. The Executive's term of employment under this Agreement
          -----------
may be terminated pursuant to clause (iii) of the first sentence of Section 4 as follows:

          (A)  At the Executive's Option:  The Executive may terminate his
               -------------------------
     employment, with or without cause, at any time upon at least thirty (30) days' advance written notice to the Company. In the event of termination at the Executive's option, the Executive shall be entitled to no severance, salary continuation, or other termination benefits after the expiration of the thirty-day period referred to above.
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                                      -4-

          (B)  At the election of the Company for Cause.  The Company may,
               ----------------------------------------
     immediately and unilaterally, terminate the Executive's employment hereunder "for cause" at any time during the term of this Agreement without any prior written notice to the Executive. Termination of the Executive's employment by the Company shall constitute a termination "for cause" under this Section 5(B) if such termination is for one or more of the following causes, as found by the Board of Directors of the Company by a resolution duly adopted by a majority of its members, excluding the Executive:

            (i) the willful engaging by the Executive in misconduct which is materially injurious to the Corporation, monetarily or otherwise;

            (ii) disloyalty, gross negligence, dishonesty, breach of fiduciary duty or breach of the terms of this Agreement;

            (iii) the commission by the Executive of an act of fraud, embezzlement or willful disregard of the rules or policies of the Corporation; or the commission by the Executive of any other action with the intent to injure materially the Corporation;

            (iv)  the conviction by the Executive of a felony; or

            (v) the willful commission of an act which constitutes unfair competition with the Corporation or which induces any customer of the Corporation to breach a contract with the Corporation.

     For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation.

          In the event of a termination "for cause" pursuant to the provisions of clauses (i) through (v) above, inclusive, the Executive shall be entitled to no salary continuation, bonuses, severance or other termination benefits of any kind except as required by law.

     6.   Employee Secrecy, Non-Competition and Invention Agreement. Executive
          ---------------------------------------------------------
acknowledges that he is subject to the terms and conditions of the Employee Secrecy Agreement. A material breach of the terms and conditions of the Employee Secrecy Agreement shall be deemed a material breach of this Agreement.

     7.   Governing Law. This Agreement, the employment relationship
          -------------
contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and this Agreement shall be deemed to be performable in Massachusetts.
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     8.   Severability.  In case any one or more of the provisions contained in
          ------------
this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed and reformed to the maximum extent permitted by law.

     9.   Waivers and Modifications.  This Agreement may be modified, and the
          -------------------------
rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     10.  Assignment. The Executive acknowledges that the services to be
          ----------
rendered by him hereunder are unique and personal in nature. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

     11.  Notices.  All notices hereunder shall be in writing and shall be
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delivered in person or by overnight delivery service or mailed by certified or registered mail, return receipt requested, addressed as follows:

     If to the Company, to:  MatrixOne, Inc.
                             Two Executive Drive
                             Chelmsford, MA 01824
                             Attention: Mark O'Connell

     If to the Executive, at the Executive's address set forth on the signature page hereto.

     12.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     13.  Section Headings.  The descriptive section headings herein have been
          ----------------
inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

     14.  Entire Agreement. This Agreement constitutes the entire understanding
          ----------------
of the parties relating to the subject matter hereof and, with the exception of the Employee Secrecy Agreement and the Incentive Stock Option Agreement, supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Executive and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation,
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pension, post-retirement benefits, severance or other remuneration, including without limitation the Executive Severance Agreement, dated as of November 5, 1996, executed between the Company and the Executive (collectively, the "Superseded Agreements"). Executive waives any rights or claims he may have or which may have arisen under any and all of the Superseded Agreements.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written as an instrument under seal.

MATRIXONE, INC.:                        EXECUTIVE:

/s/ Mark F. O'Connell                   /s/ James F. Morgan
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                                        James F. Morgan


By:  Mark F. O'Connell                  James F. Morgan
     ------------------                 -------------------------------
                                        Signature
Title:  CEO
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                                        20 Elmwood Road
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                                        Street Address

                                        Marblehead, MA 01945
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                                        City        State     Zip Code